Calculation of the Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
FX Multi-Range Notes	$500,000	$15.35

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2) Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No. 333-134553) filed by Lehman Brothers Holdings Inc. and the other Registrants thereto on May 30, 2006, and have been carried forward, of which $15.35 is offset against the registration fee due for this offering and of which $651,918.57 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-134553

PRICING SUPPLEMENT NO. 153
(To prospectus dated May 30, 2006 and

prospectus supplement dated May 30, 2006)

U.S.$500,000

LEHMAN BROTHERS HOLDINGS INC.

MEDIUM-TERM NOTES, SERIES I

FX Multi-Range Notes

Due October 2, 2007

Because these notes are part of a series of Lehman Brothers Holdings’ debt securities called Medium-Term Notes, Series I, this pricing supplement should also be read with the accompanying prospectus supplement, dated May 30, 2006 (the “MTN prospectus supplement”) and the accompanying prospectus dated May 30, 2006 (the “base prospectus”).  Terms used here have the meanings given to them in the MTN prospectus supplement or the base prospectus, unless the context requires otherwise.

General:

 • Senior unsecured obligations of Lehman Brothers Holdings Inc.

•  CUSIP: 52517PV24

•  ISIN: US52517PV244

•  The notes are designed for investors who believe that the British Pound Sterling/U.S. Dollar spot exchange rate will only trade within specified ranges during the term of the notes.

•  Maturity Date: October 2, 2007

•  The notes are 100% principal protected if held to maturity.

•  Denominations: U.S.$1,000 and whole multiples of U.S.$1,000 in excess thereof.

Payments:

•  No interest payments during the term of the notes.

•  Each note will receive a single U.S. Dollar payment on the Maturity Date equal to the principal amount of the notes plus the Additional Amount, if any, which payment is linked to the British Pound Sterling/U.S. Dollar spot exchange rate.

•  The Additional Amount is a single U.S. Dollar amount equal to the principal amount of the notes multiplied by:

(A) 6.25%, if, at all times during the Observation Period, the Continuously Observed Exchange Rate trades strictly within the Initial Range;

(B) 6.25%, if (a) at any time during the Observation

Period the Continuously Observed Exchange Rate

trades at or below the Initial Range Lower Barrier

(provided that the Continuously Observed Exchange Rate has not previously traded at or above the Initial Range’s Upper Barrier) but (b) during the remainder of the Observation Period, the

Continuously Observed Exchange Rate trades strictly within the Adjusted Low Range;

(C) 6.25%, if (a) at any time during the Observation

Period the Continuously Observed Exchange Rate trades at or above the Initial Range Upper Barrier (provided that the Continuously Observed Exchange Rate has not previously traded at or below the Initial Range Lower Barrier) but (b) during the remainder of the Observation Period, the Continuously Observed Exchange Rate trades strictly within the Adjusted High Range; OR

(D) 0%, if at any point during the Observation Period, the Continuously Observed Exchange Rate trades outside the Initial Range and then subsequently trades, as applicable, outside the Adjusted Low Range (or on either the Adjusted Low Range Upper Barrier or Adjusted Low Range Lower Barrier) or the Adjusted High Range (or on either the Adjusted High Range Upper Barrier or Adjusted High Range Lower Barrier).

•  Observation Period: From and including 10:00 a.m. EST on March 27, 2007 to but excluding 10:00 a.m. EST on the End Date (as defined in “Description of the Notes” below).

•  Reference Exchange Rate: The spot exchange rate for the British Pound Sterling (GBP) quoted against the U.S. Dollar (USD) expressed as the number of USD per 1 GBP.

•  Continuously Observed Exchange Rate: At any time on any day during the Observation Period, the most recent traded Reference Exchange Rate observed on the continuous trading EBS (Electronic Broking Service) Spot Dealing System (subject to the occurrence of a Disruption Event or a Continuous Observation Unavailability Event (as defined in “Description of the Notes” below)).

•  Initial Exchange Rate (IER): 1.9649, the Reference Exchange Rate observed on March 27, 2007 in accordance with the Settlement Rate Option.

•  Initial Range: From (but excluding) the Initial Range Lower Barrier to (but excluding) the Initial Range Upper Barrier:

Initial Range Lower Barrier	Initial Range Upper Barrier
1.9049	2.0049
• Adjusted Low Range: From (but excluding) the Adjusted Low Range Lower Barrier to (but excluding) the Adjusted Low Range Upper Barrier:
Adjusted Low Range Lower Barrier	Adjusted Low Range Upper Barrier
1.8549	1.9549
• Adjusted High Range: From (but excluding) the Adjusted High Range Lower Barrier to (but excluding) the Adjusted High Range Upper Barrier:
Adjusted High Range Lower Barrier	Adjusted High Range Upper Barrier
1.9549	2.0549

Investing in the notes involves risks.  Risk Factors begin on page S-4 of the MTN prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or any accompanying prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price	100%	U.S.$500,000
Underwriting discount	0%	U.S.$ 0
Proceeds to Lehman Brothers Holdings Inc.	100%	U.S.$500,000

The notes will be issued in an aggregate principal amount of $500,000 and will be a further issuance of, and form a single tranche with, the $4,000,000 aggregate principal amount of Medium-Term Notes due October 2, 2007, that Lehman Brothers Holdings Inc. initially issued on March 30, 2007, as described in the Pricing Supplement dated March 27, 2007. The notes will have the same CUSIP and ISIN numbers as the previously issued initial notes of this tranche and will trade interchangeably with such other notes of this tranche immediately upon settlement. The issuance of the notes will increase the aggregate principal amount of the outstanding notes of this tranche to $4,500,000.

The notes are expected to be ready for delivery in book-entry form only through The Depository Trust Company on or about              April 5, 2007.

Lehman Brothers Inc., a wholly owned subsidiary of Lehman Brothers Holdings, makes a market in Lehman Brothers Holdings’ securities.  It may act as principal or agent in, and this pricing supplement may be used in connection with, those transactions.  Any such sales will be made at varying prices related to prevailing market prices at the time of sale.

LEHMAN BROTHERS

April 2, 2007

SUMMARY INFORMATION—Q&A

This summary highlights selected information from this pricing supplement, the MTN prospectus supplement and the base prospectus to help you understand the notes. You should carefully read this pricing supplement, the MTN prospectus supplement and the base prospectus to understand fully the terms of the notes and the tax and other considerations that are important to you in making a decision about whether to invest in the notes. You should pay special attention to the “Risk Factors” section on page S-4 of the MTN prospectus supplement to determine whether an investment in the notes is appropriate for you.

What are the notes?

The notes will be a series of our senior debt that are linked to the performance of the British Pound Sterling (GBP) relative to the U.S. Dollar (USD). We refer to the British Pound Sterling as the Reference Currency.

The notes will rank equally with all other unsecured debt of Lehman Brothers Holdings, except subordinated debt, and will mature on October 2, 2007 (or if such day is not a New York business day, the next succeeding New York business day).

What payments will I receive on the notes before maturity?

None. Unlike ordinary debt securities, the notes do not pay interest before maturity.

What will I receive if I hold the notes until the stated maturity date?

We have designed this type of note for investors who want to protect their investment by receiving at least the principal amount of their investment at maturity and who also want to take a view on the trading range of the GBP/USD spot exchange rate. At maturity, you will receive a payment equal to the sum of:

•                  the principal amount of the notes; and

•                  the Additional Amount, if any.

As a result, if you hold the notes until maturity, you will not receive less than the principal amount.

How will the Additional Amount be calculated?

The Additional Amount is a single U.S. Dollar amount equal to the principal amount of the notes multiplied by:

(A)  6.25%, if, at all times during the Observation Period, the Continuously Observed Exchange Rate trades strictly within the Initial Range;

(B)  6.25%, if (a) at any time during the Observation Period the Continuously Observed Exchange Rate trades at or below the Initial Range Lower Barrier (provided that the Continuously Observed Exchange Rate has not previously traded at or above the Initial Range’s Upper Barrier) but (b) during the remainder of the Observation Period, the Continuously Observed Exchange Rate trades strictly within the Adjusted Low Range;

(C)  6.25%, if (a) at any time during the Observation Period the Continuously Observed Exchange Rate trades at or above the Initial Range Upper Barrier (provided that the Continuously Observed Exchange Rate has not previously traded at or below the Initial Range Lower Barrier) but (b) during the remainder of the Observation Period, the Continuously Observed Exchange Rate trades strictly within the Adjusted High Range; or

(D)  0%, if at any point during the Observation Period, the Continuously Observed Exchange Rate trades outside the Initial Range and then subsequently trades, as applicable, outside the Adjusted Low Range (or on either the Adjusted Low Range Upper Barrier or Adjusted Low Range Lower Barrier) or the Adjusted High Range (or on either the Adjusted High Range Upper Barrier or Adjusted High Range Lower Barrier).

The Observation Period is from and including 10:00 a.m. EST on March 27, 2007 to but excluding 10:00 a.m. EST on the End Date (as defined in “Description of the Notes” below).

The Reference Exchange Rate is the spot exchange rate for the British Pound Sterling quoted against the U.S. Dollar expressed as the number of U.S. Dollars per 1 British Pound Sterling.

The Continuously Observed Exchange Rate is, at any time on any day during the Observation Period, the most recent traded Reference Exchange Rate observed on the continuous trading EBS (Electronic Broking Service) Spot Dealing System (subject to the occurrence of a Disruption Event or a Continuous Observation Unavailability Event (as defined in “Description of the Notes” below)).

For further information concerning the calculation of the Additional Amount, see “Description of the Notes” below. You can review hypothetical Redemption Amount payment examples under “Description of the Notes—Hypothetical Redemption Amount Payment Examples” below.

What are the Ranges?

The Initial Exchange Rate (IER) is 1.9649, the Reference Exchange Rate observed on March 27, 2007 in accordance with the Settlement Rate Option (as defined in “Description of the Notes” below).

The Initial Range is the range from (but excluding) the Initial Range Lower Boundary (1.9049 (IER minus 0.06)) to (but excluding) the Initial Range Upper Boundary (2.0049 (IER plus 0.04)).

The Adjusted Low Range is the range from (but excluding) the Adjusted Low Range Lower Boundary (1.8549 (IER minus 0.11)) to (but excluding) the Adjusted Low Range Upper Boundary (1.9549 (IER minus 0.01)).

The Adjusted High Range is the range from (but excluding) the Adjusted High Range Lower Boundary (1.9549 (IER minus 0.01)) to (but excluding) the Adjusted High Range Upper Boundary (2.0549 (IER plus 0.09)).

How will I be able to find the value of the British Pound Sterling at any point in time?

You can obtain the value of the British Pound Sterling at any time by calling your Lehman Brothers sales representative.

You can review the historical performance of the British Pound Sterling under “Exchange Rates” below.

Are there any risks associated with my investment?

Yes, the notes will be subject to a number of risks. See “Risk Factors” beginning on page S-4 of the MTN prospectus supplement.

What about taxes?

We intend to treat the notes as short-term debt securities as described under “Certain United States Federal Income Tax Consequences” below and “United States Federal Income Tax Consequences—Debt Securities—Short-Term Debt Securities” in the base prospectus.

What happens in the event of a Disruption Event?

If a Disruption Event (as defined in “Description of the Notes” below) has occurred or is in effect on any day during the Observation Period to but excluding the earlier of (a) 10:00 a.m. EST on the End Date and (b) the time on any day during the Observation Period at which the Continuously Observed Exchange Rate has first traded outside both the Initial Range and either the Adjusted Low Range or Adjusted High Range, as applicable, and for so long as such Disruption Event is continuing, the Continuously Observed Exchange Rate for each such day will be a single daily spot exchange rate determined by the Calculation Agent in accordance with the Fallback Rate Observation Methodology, as defined under “Description of the Notes—Currency-Indexed Notes” in the MTN prospectus supplement.

What happens in the event of a Continuous Observation Unavailability Event?

If a Continuous Observation Unavailability Event (as defined in “Description of the Notes” below) has occurred or is in effect on any day during the Observation Period to but excluding the earlier of (a) 10:00 a.m. EST on the End Date and (b) the time on any day during the Observation Period at which the Continuously Observed Exchange Rate has first traded outside both the Initial Range and either the Adjusted Low Range or the Adjusted High Range, as applicable, and for so long as such Continuous Observation Unavailability Event is continuing, the Continuously Observed Exchange Rate for each such day will be a single daily Reference Exchange Rate determined by the Calculation Agent in accordance with the Settlement Rate Option on that day (subject to the occurrence of a Settlement Rate Option Unavailability Event (as defined in “Description of the Notes” below)).

If a Settlement Rate Option Unavailability Event is in effect on any day during the Observation Period on which the Continuously Observed Exchange Rate is to be a single Reference Exchange Rate observed in accordance with the Settlement Rate Option pursuant to Continuous Observation Unavailability Event above, the Calculation Agent will determine the Reference Exchange Rate for such day in accordance with the Fallback Rate Observation Methodology.

Who is Lehman Brothers Holdings?

Lehman Brothers Holdings Inc. and its subsidiaries (collectively “Lehman Brothers Holdings”) an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth clients worldwide. Lehman Brothers Holdings’ worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. See “Prospectus Summary—Lehman Brothers Holdings Inc.” and “Where You Can Find More Information” on pages 1 and 58, respectively, of the base prospectus.

You may request a copy of any document Lehman Brothers Holdings files with the Securities and Exchange Commission, or the SEC, pursuant to the Securities and Exchange Act of 1934, at no cost, by writing or telephoning Lehman Brothers Holdings at the address set forth under the caption “Where You Can Find More Information” in the base prospectus.

What is the role of Lehman Brothers Inc.?

Lehman Brothers Inc., one of our subsidiaries, will be the agent and the calculation agent for purposes of determining whether an Additional Amount is payable on the Maturity Date as well as determining whether a Continuous Observation Unavailability Event, Disruption Event or Settlement Rate Option Unavailability Event has occurred and is continuing.  Potential conflicts of interest may exist between Lehman Brothers Inc. and you as a beneficial owner of the notes. See “Risk Factors—An affiliate of ours may act as calculation agent on the notes, creating a potential conflict of interest between you and us” in the MTN prospectus supplement and “Description of the Notes” below.

Can you tell me more about the effect of hedging activity by Lehman Brothers Holdings?

We expect to hedge our obligations under the notes through one or more of our affiliates. This hedging activity will likely involve trading in the Reference Currency or in other instruments, such as options, swaps or futures, based on the Reference Currency. This hedging activity could adversely affect the price at which your notes will trade in the secondary market. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the market value of the notes declines.

In what form will the notes be issued?

The notes of each series will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. Except in very limited circumstances you will not receive a certificate for your notes.

Will the notes be listed on a stock exchange?

No, the notes will not be listed on a stock exchange.

After the initial offering of the notes, Lehman Brothers Inc. intends to make a market in the notes and may stabilize or maintain the market price of the notes during the initial distribution of the notes.  However, Lehman Brothers Inc. will not be obligated to engage in any of these market activities or to continue them once they are begun. No assurance can be given as to the liquidity of the trading market for the notes.

DESCRIPTION OF THE NOTES

The U.S.$4,000,000 aggregate principal amount of FX Multi-Range Notes Due October 2, 2007 offered hereby are Medium-Term Notes, Series I, of Lehman Brothers Holdings Inc.  The CUSIP number for the notes is 52517PV24 and the ISIN number is US52517PV244. The notes will be issued in book-entry form only, and will be eligible for transfer through the facilities of DTC or any successor depository. See “Book-Entry Procedures and Settlement” in the base prospectus.

The notes will be issued in an aggregate principal amount of $500,000 and will be a further issuance of, and form a single tranche with, the $4,000,000 aggregate principal amount of Medium-Term Notes due October 2, 2007, that Lehman Brothers Holdings Inc. initially issued on March 30, 2007, as described in the Pricing Supplement dated March 27, 2007. The notes will have the same CUSIP and ISIN numbers as the previously issued initial notes of this tranche and will trade interchangeably with such other notes of this tranche immediately upon settlement. The issuance of the notes will increase the aggregate principal amount of the outstanding notes of this tranche to $4,500,000.

The notes will be issued in minimum denominations of U.S.$1,000 and in integral multiples of U.S.$1,000 in excess thereof, and will have a stated “Maturity Date” of October 2, 2007 or if such day is not a New York business day, the next succeeding New York business day.

The notes are offered as foreign exchange-linked notes with an Additional Amount determined by reference to the performance of the spot exchange rate of the Reference Currency relative to the U.S. Dollar. The “Reference Currency” is the British Pound Sterling (GBP).

If held to the Maturity Date, holders of the notes will receive on the Maturity Date a single payment in U.S. Dollars in an amount equal to the Redemption Amount as described below.  No interest will accrue during the term of the notes and no interest will be payable on the Maturity Date except in the event that the Redemption Amount is not paid when due, as described below.

The “Redemption Amount” for each note will be an amount equal to the sum of the principal amount of each note plus the Additional Amount, if any.  The Additional Amount is linked to the spot exchange rate of the Reference Currency relative to the U.S. Dollar.  Holders of the notes will receive on the Maturity Date an amount equal to not less than the principal amount of each note.

The “Additional Amount” is a single U.S. Dollar amount equal to the principal amount of the notes multiplied by:

(A)  6.25%, if, at all times during the Observation Period, the Continuously Observed Exchange Rate trades strictly within the Initial Range;

(B)  6.25%, if (a) at any time during the Observation Period the Continuously Observed Exchange Rate trades at or below the Initial Range Lower Barrier (provided that the Continuously Observed Exchange Rate has not previously traded at or above the Initial Range’s Upper Barrier) but (b) during the remainder of the Observation Period, the Continuously Observed Exchange Rate trades strictly within the Adjusted Low Range;

(C)  6.25%, if (a) at any time during the Observation Period the Continuously Observed Exchange Rate trades at or above the Initial Range Upper Barrier (provided that the Continuously Observed Exchange Rate has not previously traded at or below the Initial Range Lower Barrier) but (b) during the remainder of the Observation Period, the Continuously Observed Exchange Rate trades strictly within the Adjusted High Range; or

(D)  0%, if at any point during the Observation Period, the Continuously Observed Exchange Rate trades outside the Initial Range and then subsequently trades, as applicable, outside the Adjusted Low Range (or on either the Adjusted Low Range Upper Barrier or Adjusted Low Range Lower Barrier) or the Adjusted High Range (or on either the Adjusted High Range Upper Barrier or Adjusted High Range Lower Barrier).

The “Start Date” is March 27, 2007.

The “End Date” is September 27, 2007.

The “Observation Period” is from and including 10:00 a.m. EST on the Start Date to but excluding 10:00 a.m. EST on the End Date.

The “Reference Exchange Rate” is the spot exchange rate for the British Pound Sterling quoted against the U.S. Dollar expressed as the number of U.S. Dollars per 1 British Pound Sterling.

The “Continuously Observed Exchange Rate” is, at any time on any day during the Observation Period, the most recent traded Reference Exchange Rate observed on the continuous trading EBS (Electronic Broking Service) Spot Dealing System (subject to the occurrence of a Disruption Event or a Continuous Observation Unavailability Event).

The “Initial Exchange Rate” is 1.9649, the Reference Exchange Rate observed on the Start Date in accordance with the Settlement Rate Option.

The “Initial Range” is the range from (but excluding) the Initial Range Lower Boundary to (but excluding) the Initial Range Upper Boundary.

The “Initial Range Lower Boundary” is 1.9049.

The “Initial Range Upper Boundary” is 2.0049.

The “Adjusted Low Range” is the range from (but excluding) the Adjusted Low Range Lower Boundary to (but excluding) the Adjusted Low Range Upper Boundary.

The “Adjusted Low Range Lower Boundary” is 1.8549.

The “Adjusted Low Range Upper Boundary” is 1.9549.

The “Adjusted High Range” is the range from (but excluding) the Adjusted High Range Lower Boundary to (but excluding) the Adjusted High Range Upper Boundary.

The “Adjusted High Range Lower Boundary” is 1.9549.

The “Adjusted High Range Upper Boundary” is 2.0549.

The “Settlement Rate Option” and “Valuation Business Day” for the Reference Currency are as follows:

Reference Currency	Screen Reference	Valuation Business Day
GBP	1FED	New York

For further information concerning the Settlement Rate Option and Valuation Business Day, see “Description of the Notes—Currency-Indexed Notes” in, and Appendix A to, the MTN prospectus supplement.

If a Disruption Event has occurred or is in effect on any day during the Observation Period to but excluding the earlier of (a) 10:00 a.m. EST on the End Date and (b) the time on any day during the Observation Period at which the Continuously Observed Exchange Rate has first traded outside both the Initial Range and either the Adjusted Low Range or Adjusted High Range, as applicable, and for so long as such Disruption Event is continuing, the Continuously Observed Exchange Rate for each such day will be a single daily spot exchange rate determined by the Calculation Agent in accordance with the Fallback Rate Observation Methodology, as defined under “Description of the Notes—Currency-Indexed Notes” in the MTN prospectus supplement.

A “Disruption Event” means any of the following events as determined in good faith by the Calculation Agent:

(A)      the occurrence and/or existence of an event on any day that has the effect of preventing or making impossible the conversion of the Reference Currency into USD through customary legal channels; or

(B)        the occurrence of any event causing the Reference Exchange Rate to be split into dual or multiple currency exchange rates.

If a Continuous Observation Unavailability Event has occurred or is in effect on any day during the Observation Period to but excluding the earlier of (a) 10:00 a.m. EST on the End Date and (b) the time on any day during the Observation Period at which the Continuously Observed Exchange Rate has first traded outside both the Initial Range and either the Adjusted Low Range or the Adjusted High Range, as applicable, and for so long as such Continuous Observation Unavailability Event is continuing, the Continuously Observed Exchange Rate for each such day will be a single daily Reference Exchange Rate determined by the Calculation Agent in accordance with the Settlement Rate Option on that day (subject to the occurrence of a Settlement Rate Option Unavailability Event).

A “Continuous Observation Unavailability Event” means, as determined in good faith by the Calculation Agent, the Continuously Observed Exchange Rate being unavailable, or the occurrence of an event (other than an event constituting a Disruption Event) that generally makes it impossible to obtain the Continuously Observed Exchange Rate, on the EBS Spot Dealing System.

If a Settlement Rate Option Unavailability Event is in effect on any day during the Observation Period on which the Continuously Observed Exchange Rate is to be a single Reference Exchange Rate observed in accordance with the Settlement Rate Option pursuant to Continuous Observation Unavailability Event above, the Calculation Agent will determine the Reference Exchange Rate for such day in accordance with the Fallback Rate Observation Methodology.

A “Settlement Rate Option Unavailability Event” means, as determined in good faith by the Calculation Agent, the Reference Exchange Rate being unavailable, or the occurrence of an event (other than an event constituting a Disruption Event) that generally makes it impossible to obtain the Reference

Exchange Rate, in accordance with the Settlement Rate Option on such day.

The notes are not subject to redemption at our option or to repayment at the option of the Holders of the notes prior to the Maturity Date.

In case an event of default (as described in the base prospectus) with respect to any note shall have occurred and be continuing, the amount that may be declared due and payable upon any acceleration of the notes will be determined by the Calculation Agent for the period from and including the Start Date to but excluding the date of early repayment and will equal, for each note, the Redemption Amount, calculated as though the date of early repayment were the Maturity Date.  If a bankruptcy proceeding is commenced in respect of Lehman Brothers Holdings, the claim of the beneficial owner of a note for the period from and including the Start Date to but excluding the date of early repayment will be capped at the Redemption Amount, calculated as though the date of the commencement of the proceeding were the Maturity Date.

Any overdue payment in respect of any note will bear interest until the date upon which all sums due in respect of such note are received by or on behalf of the relevant Holder, at the rate per annum that is the rate for deposits in U.S. Dollars for a period of six months that appears on the Reuters Screen LIBOR page as of 11:00 a.m. (London time) on the first London business day following such failure to pay. Such rate will be determined by the Calculation Agent.  If interest in respect of overdue amounts is calculated for a period of less than one year, it will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each, and, in the case of an incomplete month, the number of days elapsed.

The “Calculation Agent” means Lehman Brothers Inc.

EXCHANGE RATES

General

The notes are designed for investors who believe that the British Pound Sterling/U.S. Dollar spot exchange rate will trade within the specified ranges during the Observation Period.

Historical Data on the Reference Exchange Rate

The following chart shows the spot exchange rates for GBP/USD, expressed as the amount of USD per one GBP, at the end of each week in the period from the week ending March 24, 2004 to the week ending March 25, 2007, using historical data obtained from Reuters; neither we nor Lehman Brothers Inc. make any representation or warranty as to the accuracy or completeness of this data.  The historical data on GBP/USD spot exchange rate is not necessarily indicative of the future performance of the GBP/USD spot exchange rate or what the value of the notes may be.  In addition, whether an Additional Amount is payable on the Maturity Date is determined based on individual GBP/USD trades observed on the continuous trading EBS Spot Dealing System (the Continuously Observed Exchange Rate) falling strictly within the applicable Range during the Observation Period. Individual trades over the course of time will vary higher and lower than the weekly exchange rates shown in the following chart. Fluctuations in exchange rates make it difficult to predict whether any Additional Amount will be payable.  Historical exchange rate fluctuations may be greater or lesser than those experienced by the holders of the notes.

Hypothetical Redemption Amount Payment Examples

The following payment examples for this note show scenarios for the Redemption Amount payable at maturity of the notes, including scenarios under which an Additional Amount will or will not be payable, based on trading ranges for the Continuously Observed Exchange Rate during the Observation Period.

The Initial Exchange Rate (IER) (1.9649) was determined by observing Reuters page 1FED on the Start Date in accordance with the Settlement Rate Option.  The Initial Range Lower Barrier (1.9049) was set on the Start Date at the IER minus 0.0600, and the Initial Range Upper Barrier (2.0049) was set on the Start Date at the IER plus 0.0400; the Initial Range has a total width of 0.1000. The Adjusted Low Range Lower Barrier (1.8549) was set on the Start Date at the Initial Range Lower Barrier minus 0.0500, and the Adjusted Low Range Upper Barrier (1.9549) was set on the Start Date at the Initial Range Lower Barrier plus 0.0500; the Adjusted Low Range has a total width of 0.1000.  The Adjusted High Range Lower Barrier (1.9549) was set on the Start Date at the Initial Range Upper Barrier minus 0.0500, and the Adjusted High Range Upper Barrier (2.0549) was set on the Start Date at the Initial Range Upper Barrier plus 0.0500; the Adjusted High Range has a total width of 0.1000.

The hypothetical trading ranges for the Continuously Observed Exchange Rate have been chosen arbitrarily for the purpose of these examples, are not associated with Lehman Brothers Research forecasts for GBP/USD and should not be taken as indicative of the future performance of the Reference Exchange Rate. See “Description of the Notes.”

Hypothetical Scenario 1

At all times during the Observation Period, the Continuously Observed Exchange Rate traded strictly within the Initial Range (that is, did not trade at or below the Initial Range Lower Barrier or at or above the Initial Range Upper Barrier). Because the Continuously Observed Exchange Rate traded strictly within the Initial Range, the Additional Amount is equal to 6.25%, and the Redemption Amount payable at maturity is equal to 106.25% times the principal amount of the notes held by the investor.

Hypothetical Scenario 2

During the Observation Period, the Continuously Observed Exchange Rate traded below the Initial Range Lower Barrier (without having previously traded at or above the Initial Range Upper Barrier), but subsequently remained within the Adjusted Low Range at all times during the remainder of the Observation Period (that is, did not trade at or below the Adjusted Low Range Lower Barrier or at or above the Adjusted Low Range Upper Barrier). Because the Continuously Observed Exchange Rate traded strictly within the Adjusted Low Range after trading at or below the Initial Range Lower Barrier, the Additional Amount is equal to 6.25%, and the Redemption Amount payable at maturity is equal to 106.25% times the principal amount of the notes held by the investor.

Hypothetical Scenario 3

During the Observation Period, the Continuously Observed Exchange Rate traded above the Initial Range Upper Barrier (without having previously traded at or below the Initial Range Lower Barrier), but subsequently remained within the Adjusted High Range at all times during the remainder of the Observation Period (that is, did not trade at or below the Adjusted High Range Lower Barrier or at or above the Adjusted High Range Upper Barrier). Because the Continuously Observed Exchange Rate traded strictly within the Adjusted High Range after trading at or above the Initial Range Upper Barrier, the Additional Amount is equal to 6.25%, and the Redemption Amount payable at maturity is equal to 106.25% times the principal amount of the notes held by the investor.

Hypothetical Scenario 4

During the Observation Period, the Continuously Observed Exchange Rate traded below the Initial Range Lower Barrier (without having previously traded at or above the Initial Range Upper Barrier), and then subsequently during the Observation Period also traded at or below the Adjusted Low Range Lower Barrier (that is, the Continuously Observed Exchange Rate did not remain strictly within the Adjusted Low Range).  Because the Continuously Observed Exchange Rate traded at or below the Adjusted Low Range Lower Barrier after having traded at or below the Initial Range Lower Barrier, the Additional Amount is zero, and the Redemption Amount payable at maturity is equal to 100% times the principal amount of the notes held by the investor (the repayment of principal invested, with no additional return).

Hypothetical Scenario 5

During the Observation Period, the Continuously Observed Exchange Rate traded above the Initial Range Upper Barrier (without having previously traded at or below the Initial Range Lower Barrier), and then subsequently during the Observation Period traded at or below the Adjusted High Range Lower Barrier (that is, the Continuously Observed Exchange Rate did not remain strictly within the Adjusted High Range).  Because the Continuously Observed Exchange Rate traded at or below the Adjusted High Range Lower Barrier after having traded at or above the Initial Range Upper Barrier, the Additional Amount is zero, and the Redemption Amount payable at maturity is equal to 100% times the principal amount of the notes held by the investor (the repayment of principal invested, with no additional return).

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

We intend to treat the notes as short-term debt securities as described under “United States Federal Income Tax Consequences—Debt Securities—Short-Term Debt Securities” in the base prospectus. The notes could also be subject to special rules relating to foreign currency that could affect the character of the amount received at maturity and the gain or loss realized upon the sale or disposition of the notes. No statutory, judicial or administrative authority directly addresses the treatment of such notes or instruments similar thereto for U.S. federal income tax purposes, and no ruling will be requested from the Internal Revenue Service with respect to the notes. As a result, certain aspects of the U.S. federal income tax consequences of an investment in such notes are uncertain. Any differing treatment could affect the amount, timing, and character of income with respect to the notes.

It is not clear to what extent holders required to accrue discount will be required to accrue income with respect to the notes or the extent to which any gain realized by holders on the sale, exchange or maturity of the notes would be treated as capital gain or ordinary income. Gain realized by a holder who has held the notes during their entire term to maturity is likely to be treated as ordinary income. Any loss realized by such holder upon maturity would likely be treated as capital loss, except possibly to the extent of amounts, if any, previously included in income. Holders should consult their tax advisors regarding the proper treatment of amounts paid in respect of the notes, including the application of special foreign currency rules and rules governing short-term debt securities.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Lehman Brothers Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the notes, if any are taken.

The Agent proposes to offer the notes initially at a public offering price equal to the public offering price set forth on the cover of the pricing supplement and to certain dealers at a discount to such price. After the initial public offering, the public offering price and the selling terms may from time to time be varied by the Agent.

If the notes are sold in a market-making transaction after their initial sale, information about the purchase price and the date of the sale will be provided in a separate confirmation of sale.

U.S.$500,000

LEHMAN BROTHERS HOLDINGS INC.

MEDIUM-TERM NOTES, SERIES I

FX MULTI-RANGE NOTES
DUE OCTOBER 2, 2007

______________________

PRICING SUPPLEMENT
APRIL 2, 2007
(INCLUDING PROSPECTUS SUPPLEMENT
DATED MAY 30, 2006 AND

PROSPECTUS
DATED MAY 30, 2006)

______________________

LEHMAN BROTHERS